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                                     [LETTERHEAD]

 December 19, 1997






Wayne Yetter, President
Novartis Pharma Corporation
59 Route 10
East Hanover, NJ  07936

Dear Wayne:

     This letter is to confirm the terms to which you and I have agreed today regarding the copromotion by Chiron Corporation ("Chiron") on behalf of Novartis Pharmaceuticals Corporation ("Novartis") of Aredia. These terms implement that certain agreement dated November 27, 1996, between Chiron and Ciba-Geigy Ltd. (the "Agreement").

     1. The duration of the copromotion services provided by Chiron to Novartis shall extend from April 1, 1997 to April 3, 1998. Each party hereby waives any right to require the other to perform such services under the Agreement after April 3, 1998.

     2. The parties agree that the terms and conditions reflected in this letter represent reasonable and customary commercial terms for the performance of the copromotion services rendered by Chiron.

     3. Chiron shall direct its field sales force to devote equal and co-primary promotional and sales effort to each of Aredia and Proleukin and shall establish and maintain reasonable incentive programs intended to motivate its sales force to provide such efforts. There shall be no specific accounting of sales calls, details, or the proportions of full time equivalent employees devoted to these copromotional services.

     4. Novartis shall pay Chiron the following for these copromotional services:

          (a) In 1997, $4.5 million plus 30% of the sales of Aredia made in 1997 in excess of $144.5 million.

          (b) In 1998, $1.2 million plus 25% of the sales of Aredia made in the first quarter of 1998 in excess of 1.25 times the amount of sales of Aredia made in the fourth quarter of 1997.

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     Nothing in this letter affects the continuing obligation of Novartis to pay the tailing compensation due Chiron under that certain promotion agreement between Chiron and Ciba-Geigy Corporation dated April 2, 1994.

     If the foregoing correctly expresses our understanding, please sign and return to me a copy of this letter.

     Thanks again for your help in resolving this matter, Wayne. I hope that you have a happy holiday season and a really good New Year. I hope to have the opportunity to meet with you soon.

                                   Sincerely, yours,

                                   /s/ Edward E. Penhoet
                                   ----------------------------------
                                   Edward E. Penhoet
                                   President
                                   Chiron Corporation

Agreed:
December _____, 1997




/s/ Wayne P. Yetter
-------------------------------
Wayne Yetter
President
Novartis Pharma Corporation